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                              PURCHASE AND SALE AGREEMENT

1.       DEFINITIONS

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         Date:                      November ___, 1999

         Seller:                    Oaks Apartments LLC,
                                    a Massachusetts limited liability company
                                    c/o John M. Corcoran & Co.
                                    100 Grandview Road, Suite 207
                                    Braintree, MA  02184
                                    ATTENTION: Richard J. High
                                    Telecopier: (617) 696-2504

         Buyer:                     New England Realty Associates
                                    a Massachusetts limited partnership
                                    c/o The Hamilton Company, Inc.
                                    39 Brighton Avenue
                                    Allston, MA  02134
                                    ATTENTION: Linda M. Vaccaro, Esq.
                                    Telecopier: (617) 783-0568

         Escrow Agent:              Rackemann, Sawyer & Brewster
                                    One Financial Center
                                    Boston, MA  02111
                                    ATTENTION:  Daniel J. Ossoff, Esq.
                                    Telecopier: 617-542-7437

         Broker:                    Nordblom Brokerage Company, Inc.
                                    31 Third Avenue
                                    Burlington, MA 01803
                                    ATTENTION: Jonathan Close
                                    Telecopier: (781) 270-0359

         Purchase Price:            Fourteen Million Five Hundred Thousand
                                    Dollars ($14,500,000.00)

         Deposit: Two Hundred Fifty Thousand Dollars ($250,000.00) to be paid by Buyer to Escrow Agent by Federal wire transfer simultaneously with the execution of this Agreement by Buyer and held and disbursed by Escrow Agent in accordance with the terms of this Agreement. The term "Deposit" shall include any Additional Deposit made by Buyer to Escrow Agent in accordance with Paragraph 7, below.

         Time of Closing:           December 28 1999, or the first date
                                    thereafter upon which the loan secured
                                    by the existing mortgage on the Premises may be prepaid by Seller pursuant to the terms of the promissory note

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                                    (the "Note") secured thereby (which date
                                    shall be set forth in a written notice given by Seller to Buyer), at 10:00 A.M. at Rackemann, Sawyer & Brewster, One Financial Center, 29th Floor, Boston, Massachusetts. The Time of Closing may be extended as set forth in Paragraph 7, below. Time is of the essence of this Agreement.

         Premises:                  The land at 20, 30 and 50 Oak Street
                                    Extension and 40 and 60 Reservoir Street in
                                    Brockton and Stoughton, Massachusetts,
                                    commonly known as Oak Green and Oak Park
                                    Apartments, more particularly described in
                                    Exhibit A attached hereto (the "Land") and any rights, privileges and easements appurtenant thereto, together with the buildings located on the Land (collectively, the "Buildings") and (i) all other buildings, structures, fixtures and improvements owned by Seller and located on the Land and (ii) the machinery, equipment and personal property owned by Seller and attached to or located in the Buildings or on the Land and used in connection with the management, maintenance, repair or operation of the Premises, including without limitation those items set forth in Exhibit
                                    B attached hereto, and (iii) all right,
                                    title and interest of Seller in and to all warranties, guaranties, licenses, permits, the Existing Leases, guaranties of the Existing Leases and security deposits and prepaid rents held in connection with the Existing Leases, and the Existing Contracts
                                    (to the extent Buyer is assuming the same pursuant to the terms of this Agreement) all relating to the Land or the Buildings.

         Contingency
         Period:                    The period ending on November 17, 1999.

         Reports: The following reports provided by Seller to Buyer prior to or simultaneously with the execution of this Agreement:

                                    (a)     Phase I environmental site
                                            assessment prepared by Real Estate
                                            Advisory LLC, dated August 29, 1997,
                                            and Phase I environmental site
                                            assessment prepared by Dames &
                                            Moore, Inc., dated September 15,
                                            1997 (collectively, the
                                            "Environmental Reports");
                                    (b)     Additional Lead Analyses conducted
                                            by Dames & Moore, dated October 31,
                                            1997 (the "Lead Report");
                                    (c)     Owner's Title Insurance Policy No.
                                            9751-00621 and Loan Title Insurance
                                            Policy No. 9751-00621-99, both
                                            issued by Chicago Title Insurance
                                            Company with an effective date of
                                            October 15, 1997 (collectively, the


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                                            "Title Policy") and copies of title
                                            exception documents;
                                    (d)     ALTA/ASCM survey of the Land
                                            prepared by Welch Associates Land
                                            Surveyors, Inc. dated September 29,
                                            1997, revised October 10, 1997 (the
                                            "Survey"); and
                                    (e)     A copy of the most recent zoning
                                            opinion letter prepared on behalf of
                                            Seller with respect to the Premises,
                                            which shall be provided for
                                            informational purposes only.

         Existing Leases:           The leases (and any amendments thereto in
                                    effect at the Time of Closing) of space or other occupancy agreements referred to in Exhibit C attached hereto, including without limitation the Ground Lease (defined below), and any other leases entered into by Seller prior to the Time of Closing in accordance with Paragraph 9 below.

         Existing Contracts:        The service and maintenance contracts
                                    referred to in Exhibit D attached hereto.

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2.       AGREEMENT TO BUY AND TO SELL

         Seller agrees to sell and Buyer agrees to buy the Premises on the terms and conditions set forth in this Agreement.

3.       NO REPRESENTATIONS OR WARRANTIES BY SELLER.

         BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PREMISES ON AN "AS IS WITH ALL FAULTS" BASIS, AND THAT, EXCEPT AS SET FORTH IN PARAGRAPH 8, BELOW, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS MEMBERS, MANAGERS, EMPLOYEES, OFFICERS, AGENTS, CONSULTANTS, CONTRACTORS, SUBCONTRACTORS OR BROKERS (COLLECTIVELY, "SELLER'S RELATED PARTIES") AS TO ANY MATTERS CONCERNING THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY INFORMATION CONTAINED IN ANY REPORT, PLAN, SPECIFICATION, STUDY, ANALYSIS, DOCUMENT, OR OTHER WRITTEN MATERIAL GIVEN BY OR ON BEHALF OF SELLER TO BUYER WITH RESPECT TO THE PREMISES. IN ENTERING INTO THIS AGREEMENT AND PURCHASING THE PREMISES, BUYER HEREBY ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN PARAGRAPH 8, BELOW, SELLER AND SELLER'S RELATED PARTIES HAVE NOT MADE, DO NOT HEREBY MAKE, AND WILL NOT HEREAFTER BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR THE PHYSICAL CONDITION THEREOF OR THE SUITABILITY THEREOF FOR ANY PARTICULAR PURPOSE.


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         Without in any way limiting the generality of the immediately preceding paragraph, Buyer hereby acknowledges that it has received the Reports; that the Reports have been provided to Buyer for informational purposes only; that Seller has no obligation whatsoever pursuant to this Agreement to update or supplement the Reports; and that Seller does not represent, warrant or guarantee the contents, conclusions or opinions contained in the Reports.

4.       BUYER'S INDEPENDENT INVESTIGATION.

         Subject to the provisions of this Agreement, Buyer shall have the right to conduct or cause to be conducted during the Contingency Period, with reputable companies and at Buyer's sole cost and expense, such investigations, inspections and studies of the Premises, and such reviews of plans, specifications, permits, approvals, and other documents, as Buyer deems necessary or desirable. Notwithstanding the foregoing, prior to the performance of any environmental review of the Premises, Buyer shall notify Seller in writing as to the identity of the company or persons who shall perform such review, and, if the review includes testing, the proposed scope of such testing, and shall first obtain the prior written approval of Seller prior to the performance of any environmental review of the Premises, which approval shall not be unreasonably withheld, denied or delayed by Seller and shall, in all events, be granted or denied within two (2) business days after receipt by Seller of a request for approval from Buyer. All parties performing any investigations, inspections or studies of the Premises shall provide to Seller, prior to the commencement of any activities on the Premises, certificates of insurance evidencing reasonably satisfactory commercial general liability and errors and omissions insurance coverage and naming Seller as an additional insured.

         In addition to the above, but not as an additional contingency to the Closing (as defined below), Buyer may, subject to the provisions below, access the Premises for the purpose of: (i) performing an appraisal;
         (ii) showing the Premises to potential investors or lenders; and (iii) conducting a final inspection within 48 hours prior to the Closing to ensure that the Premises conform to the provisions of this Agreement.

         All investigations, inspections, studies and reviews relating to the Premises which are permitted under this Agreement shall be done at reasonable times, in reasonable frequency, and after twenty-four hours' prior notice (which may be verbal) to Nancy Gaudet (telephone: (781) 849-0011). Seller may impose reasonable restrictions on the timing of such investigations, inspections, studies and reviews as necessary to minimize disruptions of Seller's activities at the Premises, or as necessary to comply with the Existing Leases and the rights of the tenants thereunder, but in all such events shall act in good faith to allow Buyer to timely perform its such investigations, inspections, studies and reviews relating to the Premises.


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         Buyer, its officers, directors, employees, agents, contractors, consultants and other representatives (collectively, "Buyer's Related Parties"), may enter upon the Premises only with Seller's personnel present (and Seller hereby agrees that it shall make such necessary personnel available upon its receipt of Buyer's reasonable notice as stated above), and shall take all reasonable precautions to minimize the impact on the Premises of any such investigations, inspections, studies and reviews. Buyer shall promptly deliver to Seller copies of all written reports and assessments (both interim and final) relating to any investigations, inspections, studies and reviews performed by Buyer or Buyer's Related Parties with respect to the Premises, which shall be provided without request if they disclose facts which might have a negative impact on the Premises and otherwise shall be provided upon the request of Seller. Buyer shall, immediately after any entry, restore the Premises, at Buyer's sole cost, to the condition which existed immediately prior thereto, including, but not limited to, replacing paving and landscaping.

         Buyer and Buyer's Related Parties, after performing any environmental review of the Premises, shall not notify any party, including any public agency, with the exception of Seller, of the results of any such study unless notification is required by law or, in the case of Buyer's consultants, by professional ethical standards, and, in any event, Seller shall also receive a copy of any such notification. Except as set forth above, Seller shall assume all responsibility for any such notification. Buyer shall inform Buyer's Related Parties not to disclose the results of any such study unless notification is required by law or by professional ethical standards, and, in any event, Seller shall also receive a copy of any such notification.

         Buyer agrees to protect, defend, indemnify and hold harmless Seller and Seller's Related Parties of, from and against any and all costs, losses, claims, demands, damages, liabilities, expenses and other obligations (including, without limitation, attorneys' fees and court costs) arising from, out of, or in connection with, any damage to persons or property occurring in or about the Premises as a direct result of the entry by, and any activities of, Buyer or any one or more of Buyer's Related Parties in or upon the Premises. In addition, all cuttings, samples or wastes generated as part of Buyer's inspections which might reasonably either be considered hazardous or are of such a substantial quantity that disposing of same within Seller's on-site waste receptacles would result in a hardship to Seller, shall be lawfully disposed of off-site by Buyer or Buyer's Related Parties at Buyer's sole cost and expense. The foregoing restoration, disposal, and indemnity obligations of Buyer contained in this Paragraph 4 shall survive the Closing or sooner termination of this Agreement.

         In the event Buyer is not satisfied with the results of its independent investigations in Buyer's sole and absolute discretion, Buyer may, at any time on or before the expiration of the Contingency Period, as its sole and exclusive remedy, terminate this Agreement by giving to Seller written notice of Buyer's election to do so ("Buyer's Termination Notice"). Notwithstanding the foregoing, Buyer acknowledges and agrees that there is no contingency for a physical inspection of the Premises and Buyer


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         shall not be entitled to terminate this Agreement based upon Buyer's dissatisfaction with the physical condition of the Premises. If Buyer terminates this Agreement pursuant to this Paragraph 4, Buyer shall be entitled to the immediate return of the Deposit with all accrued interest thereon. In such event, except as expressly provided otherwise herein, this Agreement shall be of no further force and effect and the parties shall have no further rights, obligations or liabilities hereunder. If Buyer does not terminate this Agreement pursuant to this Paragraph 4 by delivering written notice to Seller on or before the expiration of the Contingency Period, Buyer shall be conclusively presumed to have waived its right to terminate contained in this Paragraph 4.

5.       TITLE

         Seller shall convey good and clear record and marketable and insurable title to the Premises, free from all encumbrances, liens, agreements and encroachments from, on or against the Premises, except:

         (a) Provisions of state and local building, zoning, environmental, and other laws, rules, regulations, ordinances or bylaws as may affect the use, maintenance or ownership of the Premises; provided that the Premises, as of the Time of Closing (as hereinafter defined), may be used as of right, without special permit or variance other than as already issued and in full force and effect, for such uses as are existing as of the date of this Agreement, including, without limitation, residential and accessory uses relating thereto;

         (b)      The Permitted Exceptions (as hereinafter defined);

         (c) Any liens for municipal betterments assessed after the date of this Agreement;

         (d) Such real estate taxes for the current fiscal tax year as are not due and payable at the Time of Closing;

         (e) The rights of the tenants and other occupants under the Existing Leases; and

         (f) All other easements, restrictions, covenants, reservations and other matters of record title which are not Title Defects (as hereinafter defined).

         Buyer acknowledges receipt of the Title Policy and the Survey. Buyer shall give written notice (a "Title Defect Notice") to Seller on or before the expiration of the Contingency Period if the Title Policy or the Survey, or any update of the same obtained by Buyer, discloses any title defect or encroachment or other matter to which Buyer has a commercially reasonable objection and over which matter Buyer or Buyer's lender cannot obtain satisfactory affirmative coverage from Chicago Title Insurance Company or such other national title insurance company as Buyer may select (the "Title Company") without the payment of additional premium therefor


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         (collectively, "Title Defects"). Any matter of record title appearing on the Title Policy or matter appearing on the Survey, or matter of record title or survey matter in existence as of the date of this Agreement (other than any mortgage and other monetary lien(s) and UCC financing statements appearing on the Title Policy, which shall be promptly discharged and terminated, respectively, following the Closing without the necessity of a Title Defect Notice), which is not included within a Title Defect Notice shall be conclusively deemed waived by Buyer and shall constitute a "Permitted Exception." Seller shall use reasonable efforts to cure any Title Defect which is the subject of a Title Defect Notice in accordance with the provisions of Paragraph 14, below. In addition, in accordance with the provisions of Paragraph 14, below, Seller shall use reasonable efforts to cure any Title Defect which first arises or encumbers the Premises after the date of this Agreement. In no event shall Seller be required to expend more than an aggregate amount of $25,000.00 to remove Title Defects.

6.       PURCHASE PRICE

         (a)      PAYMENT

                  The Purchase Price shall be paid as follows:

                        (i) The Deposit has been delivered to Escrow Agent by Federal wire transfer simultaneously with Buyer's execution of this Agreement; with a completed I.R.S. Form W-9 to be delivered to Escrow Agent within 7 days thereafter;

                       (ii) The Additional Deposit, if any, due from Buyer shall be delivered to Escrow Agent in accordance with the provisions of Paragraph 7, below; and

                      (iii) The balance of the Purchase Price shall be paid at the Time of Closing by Federal wire transfer to an account designated by Seller.

         (b)      DEPOSIT

                  The Deposit shall be held in escrow by Escrow Agent in an interest-earning FDIC-insured account or accounts (subject, however, to the monetary limits of such insurance), subject to the terms of this Agreement, and shall be accounted for at the Time of Closing or the earlier termination of this Agreement. Upon the closing of the transaction as contemplated herein, the receipt by Seller of the Purchase Price, and the receipt by Buyer of the Deed (hereinafter defined), the Deposit (and all interest accrued thereon) shall be delivered to Seller and credited against the Purchase Price. If Buyer defaults in the performance of its obligations under this Agreement, the Deposit, and all interest earned thereon,


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         shall be paid to Seller. If Seller defaults in the performance of its obligations under this Agreement, or if any condition to Buyer's obligations hereunder shall not be fulfilled, the Deposit, and all interest earned thereon, shall be paid to Buyer.

         (c)      ESCROW AGENT

                  Seller and Buyer agree:

                        (i) Escrow Agent, acting as the escrow agent under this Agreement, shall establish accounts and disburse the Deposit together with all interest earned thereon (collectively, the "Escrow Funds") in accordance with this Agreement.

                       (ii) Nothing herein contained shall be deemed to impose any duty upon Escrow Agent to exercise discretion. Buyer and Seller intend that Escrow Agent shall not be obligated to act except upon written instructions or directions signed by both Buyer and Seller. Escrow Agent shall be fully protected for any act or failure to act undertaken in good faith and shall suffer no liability for any act or failure to act taken on advice of its counsel. Escrow Agent may act and shall not incur any liability whatsoever for acting upon any notice, direction or other document purporting and believed by Escrow Agent to be genuine and signed and presented by the proper person or persons.

                      (iii) Escrow Agent shall be bound only by modifications of this Agreement that are in writing and signed by Escrow Agent. Escrow Agent shall not be bound by any agreement between Buyer and Seller whether it has knowledge of the existence of such agreement or not.

                       (iv) In the event of dispute concerning the Escrow Funds, Escrow Agent shall not release the Escrow Funds except by instructions mutually given by both parties in writing or a court order from the Plymouth County (Massachusetts) Superior Court (the "Court"), and, thereupon, Escrow Agent shall cease to have any obligations with respect to the Escrow Funds.

                        (v) Escrow Agent shall not be required to determine the amount or validity of any claim made by Buyer or Seller against the other, Escrow Agent's sole responsibility being to deliver the Escrow Funds to Seller or Buyer or to release the Escrow Funds pursuant to an order from the Court.


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                       (vi)         Buyer and Seller agree to jointly and
                                    severally indemnify and hold Escrow Agent harmless from and against all liability, loss, cost, damage or expense, including attorneys' fees and disbursements, in connection with any action, suit or other proceeding involving any claim which in any way relates to or arises out of this Agreement or the services of Escrow Agent hereunder, except such as result from the bad faith, willful default or gross negligence of Escrow Agent.

                      (vii) The parties hereby acknowledge and agree that Rackemann, Sawyer & Brewster, P.C. ("RS&B") has acted and is acting as counsel to Seller, and has acted and shall continue to act as counsel to Seller in connection with this Agreement and the transaction related hereto and contemplated hereby. It is further agreed that RS&B may continue to represent Seller in connection with such transaction and in any dispute or litigation which may arise between the parties related thereto, notwithstanding that RS&B is also acting as Escrow Agent hereunder.

7.       CLOSING

         The Deed to the Premises shall be delivered to Buyer at the Time of Closing. The delivery of the Deed and other documents and payment of the Purchase Price (collectively, the "Closing") shall be accomplished through customary escrow arrangements reasonably satisfactory to Buyer's and Seller's counsel.

         Buyer shall have the right to extend the Time of Closing as follows:

                  (a) to that date which is the first business day not less than sixty (60) days after the date of this Agreement (or to the next permitted prepayment date thereafter under the Note); and

                  (b) for one (1) additional period of not more than twenty (20) days (or to the next permitted prepayment date thereafter under the Note); provided that Buyer shall deposit with Escrow Agent, by Federal wire transfer, simultaneously with the giving of notice of Buyer's election to so further extend the Time of Closing, the amount of One Hundred Thousand Dollars ($100,000.00), which amount (the "Additional Deposit") shall be added to and become a part of the Deposit and shall be held and disbursed by Escrow Agent in accordance with the terms of this Agreement.

         The Time of Closing may be extended as set forth above by Buyer giving notice to Seller of Buyer's election to so extend the Time of Closing, which notice shall be

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         given by Buyer to Seller not less than five (5) days prior to the then scheduled Time of Closing; provided, however, that Buyer agrees to cooperate with Seller to provide notice on such earlier date, if any, as may be requested by Seller as necessary to facilitate the prepayment of the Note at the extended Time of Closing.

8.       REPRESENTATIONS AND WARRANTIES

         (a)      SELLER'S REPRESENTATIONS AND WARRANTIES

                  Seller represents and warrants to Buyer as follows:

                  (i) Seller is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and Seller has the full right, power and authority to enter into, execute, and deliver this Agreement and to perform all duties and obligations of Seller under this Agreement;

                  (ii) Seller has obtained all necessary authorizations required in connection with the execution, delivery and performance of this Agreement by Seller;

                  (iii) This Agreement has been duly and validly executed and delivered by Seller, and is enforceable against Seller in accordance with its terms, subject to general equitable principles and applicable provisions of law related to bankruptcy, insolvency and creditors' rights generally;

                  (iv) To Seller's Actual Knowledge (as hereinafter defined), Seller has received no notice of any pending condemnation of all or any portion of the Premises, or notice of any other action or proceeding pending or threatened against or relating to the Premises;

                  (v) To Seller's Actual Knowledge, Seller has received no notice of any violation of any federal, state, or local law, ordinance or regulation relating to the Premises;

                  (vi) To Seller's Actual Knowledge, (1) Exhibit C is a true and complete list of the Existing Leases; (2) there are no other amendments, agreements or commitments under the Existing Leases to which Seller is a party and to which Buyer or its nominee will be bound which will survive the Time of Closing other than as delivered to Buyer on or prior to the date of this Agreement; (3) the Existing Leases are in full force and effect in accordance with their respective terms;
                           4) Seller has no knowledge of any uncured breach or default by Seller under any of the Existing Leases and Seller has no knowledge of any offset, defense, credit, rent concession, abatement or claim presently available to, or asserted by,


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                           any tenant under any of the Existing Leases, or of
                           any state of facts which would, with the passage of time or the giving of notice, or both, constitute a breach or default by Seller under any of the Existing Leases or permit a defense, offset, credit, rent concession, abatement or claim under any of the Existing Leases; (5) no tenant under any of the Existing Leases has prepaid any rent other than rent due for the current month, security deposits, and last month's rent under the Existing Leases; (6) Seller at the Time of Closing shall have performed all obligations to be performed by Seller under any of the Existing Leases and under any letter agreements, tenancy at will agreements, lease modifications or similar instruments for the construction, renovation, alteration, installation or rehabilitation of tenant improvements in any part of the Premises; (7) as of the Time of Closing, no leasing or similar commissions shall be payable by Seller or to any person claiming to have dealt with Seller under any of the Existing Leases, whether with respect to any existing term or any renewal of the Existing Leases or expansion of the leased premises thereunder; and (8) no tenant under any of the Existing Leases nor any other person has an option to purchase the Premises or any portion thereof;

                  (vii) To Seller's Actual Knowledge, Exhibit D is a true and complete list of the Existing Contracts;

                  (viii) Except for the Existing Leases and the Existing Contracts and other matters set forth in this Agreement, including without limitation matters set forth in the Title Policy, there are no agreements or contracts affecting all or any part of the Premises or the use thereof to which Seller is a party which would be binding upon or otherwise affect Buyer or its nominee that would not be terminable at will by Buyer without penalty from and after the Time of Closing; and

                  (ix) All bills and claims for labor performed and materials furnished to or for the benefit of Seller with respect to the Premises will either be paid in full by Seller at or before the Time of Closing or shall be bonded over by Seller.

                  It shall be a condition of Buyer's obligation to close under this Agreement that all warranties and representations made by Seller hereunder shall be true (subject to exceptions thereto approved by Buyer in writing, such approval to be in Buyer's sole discretion) as of the Time of Closing, and Seller shall deliver to Buyer at the Time of Closing a certificate to that effect reasonably satisfactory in form and substance to Buyer. In the event any warranty or representation made herein shall not be true at the Time of Closing, then, at Buyer's option, all deposits paid hereunder by Buyer shall forthwith be refunded to Buyer, with the interest earned thereon, and all obligations of the


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                  parties hereunder shall terminate without recourse to the
                  parties, except as expressly set forth herein.

                  As used herein, the term "Seller's Actual Knowledge" shall mean only the current and actual knowledge (and not the constructive, imputed or implied knowledge), without having made an independent review of files or other inquiry, of the following individuals: Lawrence J. Murphy, Carol MacDonald, and C. Peter Parker.

         (b)      BUYER'S REPRESENTATIONS AND WARRANTIES

                  Buyer represents and warrants to Seller as follows:

                  (i) Buyer is a limited partnership, duly organized and in good standing under the laws of the Commonwealth of Massachusetts, and Buyer has the full corporate right, power and authority to enter into, execute, and deliver this Agreement and to perform all duties and obligations of Buyer under this Agreement;

                  (ii) Buyer has obtained all necessary authorizations required in connection with the execution, delivery and performance of this Agreement by Buyer; and

                  (iii) This Agreement has been duly and validly executed and delivered by Buyer, and is enforceable against Buyer in accordance with its terms, subject to general equitable principles and applicable provisions of law related to bankruptcy, insolvency and creditors' rights generally.

                  It shall be a condition of Seller's obligation to close under this Agreement that all warranties and representations made by Buyer hereunder shall be true (subject to exceptions thereto approved by Seller in writing, such approval to be in Seller's sole discretion) as of the Time of Closing, and Buyer shall deliver to Seller at the Time of Closing a certificate to that effect reasonably satisfactory in form and substance to Seller. In the event any warranty or representation made herein shall not be true at the Time of Closing then, at Seller's option, all deposits paid hereunder by Buyer shall forthwith be paid to Seller as liquidated damages, with the interest earned thereon, and all obligations of the parties hereunder shall terminate without recourse to the parties, except as expressly set forth herein.

9.       SELLER'S OBLIGATIONS PRIOR TO CLOSING

         Seller agrees that, until the Time of Closing, Seller shall:

         (a) maintain in full force and effect the insurance policies relating to the Premises in effect on the date hereof and comply with any requirements, arising prior to the Time of Closing, under such insurance policies;

         (b) not grant any encumbrance on the Premises nor enter into any management, service or maintenance contract which might become the obligation of Buyer after the Closing, without the prior written consent of Buyer;

         (c) not enter into any new lease of any portion of the Premises without the prior written consent of Buyer except leases of residential apartment units in the ordinary course of business using the standard form lease currently in use by Seller and at rates at least equal to those currently charged by Seller for similarly sized and located units;

         (d) allow Buyer, its agents, employees, contractors, consultants and other representatives, reasonable access to the Premises in accordance with the provisions of Paragraph 4, above;

         (e) make available to Buyer for Buyer's review at the Premises all Existing Leases, Existing Contracts, and, to the extent in Seller's possession, plans and drawings of the Land and Buildings;

         (f) prior to or at the Time of Closing, give notice to terminate all Existing Contracts which Buyer indicates that Buyer wishes to have terminated by notice given to Seller within 30 days prior to the Closing, such termination to be effective on or before the Time of Closing or as soon thereafter as may be permitted under the Existing Contracts which are to be terminated; and

         (g) Seller shall (i) perform any and all obligations of Seller under the Existing Leases, (ii) upon receipt of proper notice from (A) any board of fire underwriters or other body exercising similar functions, or (B) any mortgagee having a security interest in the Premises, comply with any requirements, arising prior to the Time of Closing, stated in such notice, and (iii) carry on the operation of the Premises in the ordinary course.

10.      SELLER'S CLOSING OBLIGATIONS

         At the Closing, Seller shall deliver to Buyer:

         (a) a quitclaim deed to Buyer, or to a nominee designated by Buyer (which shall be an entity controlled by, controlling, or under common control with Buyer) not later than seven (7) business days prior to the Time of Closing, conveying title to the Premises in accordance with the terms hereof (the "Deed");

         (b) an Assignment and Assumption of Leases in the form of Exhibit E (the "Lease Assignment");

         (c) a Bill of Sale and Assignment and Assumption of Licenses, Permits, Approvals, Warranties, Guaranties, Contracts and Plans and Specifications in the form of Exhibit F (the "Bill of Sale");

         (d) such customary affidavits and indemnities as Buyer's title insurance company may reasonably require in order to issue so-called owner's title insurance policies insuring Buyer's title to the Premises without any exception for mechanics' or materialman's liens and limiting the exception for parties in possession to tenants under the Existing Leases;

         (e)      an affidavit of non-foreign status in the form of Exhibit H;

         (f) such evidence of legal existence and good standing of Seller, and authority and incumbency of those persons executing the closing documents on behalf of Seller, and such other reasonable documents as may be required by the Land Court to issue a new certificate of title to Buyer covering the portion of the Premises which is registered land, or as otherwise may be required by the Title Company to issue a policy of title insurance to Buyer in accordance with the terms of this Agreement;

         (g) an assignment to Buyer of the lessor's interest in the ground lease (the "Ground Lease") by and between Oaks Apartments LLC and 20 Oak Street Extension LLC dated as of October 14, 1997 in the form of Exhibit I (the "Ground Lessor's Assignment");

         (h) an assignment to an entity designated by Buyer of the ground lessee's interest in the Ground Lease in the form of Exhibit J (the "Ground Lessee's Assignment");

         (i) a letter to each of the tenants under the Existing Leases advising it of the change in ownership of the Premises and the assignment of the security deposits and any prepaid rent to Buyer, and directing that rentals or other payments thereafter be paid to a payee designated by Buyer;

         (j) all security deposits received by Seller from tenants under Existing Leases and not previously applied by Seller in accordance with the respective Existing Leases, together with any interest thereon due to such tenants, and any prepaid rents and other similar sums then held by Seller as landlord under the Existing Leases;

         (k) fully executed original copies of the Existing Leases (or, in the case or any subleases of the parcel covered by the Ground Lease, such originals or photocopies thereof as maybe in Seller's possession) in effect at the Time of Closing;

         (l) a current rent roll with respect to the Premises, certified by Seller as true and correct as of the Time of Closing;

         (m) copies of all plans and specifications relating to the Premises in Seller's possession or control, and copies of all plans, if any, in Seller's possession or control, of the layout of any and all sprinkler, smoke detector, fire and/or burglar alarm systems; and

         (n) all keys to the Premises or any portion thereof in Seller's possession or control.

11.      BUYER'S CLOSING OBLIGATIONS

         At the Closing, Buyer shall deliver to Seller:

         (a) the balance of the Purchase Price in accordance with Paragraph 6, above;

         (b)      the Lease Assignment executed by Buyer;

         (c)      the Bill of Sale executed by Buyer;

         (d) such evidence of legal existence and good standing of Buyer, and authority and incumbency of those persons executing the closing documents on behalf of Buyer, as may be reasonably required by Seller;

         (e)      the Ground Lessor's Assignment executed by Buyer; and

         (f) the Ground Lessee's Assignment executed by the assignee thereunder.

12.      CONDITION OF PREMISES AT TIME OF CLOSING

         At the Time of Closing, Seller shall deliver full possession of the Premises, free of all tenants and occupants except for any tenants or occupants under the Existing Leases, and in the same condition as on the date of this Agreement, reasonable wear and tear excepted.

13.      APPORTIONMENTS

         (a)      ITEMS APPORTIONED

                  The following apportionments shall be made between the parties at the Closing as of the close of business on the date immediately preceding the Time of Closing:

                        (i) fixed rent, additional rent and all other rent, sums and charges paid under the Existing Leases as of the Time of Closing;

                       (ii) real estate and personal property taxes, on the basis of the last fiscal year for which the same were assessed;

                      (iii) charges for water, sewer, electricity, gas, telephone, fuel, and other utilities except those which are separately metered and billed directly to tenants under the Existing Leases by the utility companies. Seller shall use reasonable efforts to obtain final meter readings and final utility bills within three (3) days of the Closing, which bills shall be paid by Buyer and credited against the Purchase Price;

                       (iv) all charges and payments under Existing Contracts which are assigned to Buyer at the Closing pursuant to this Agreement, prorated on the basis of the services actually performed under such Existing Contracts to the Time of Closing; and

                        (v)         all other expenses of operating the
                                    Premises.

         (b)      ESTIMATED APPORTIONMENTS

                  If any item described in subparagraph (a) above has not been fully ascertained at the Time of Closing, then such item shall be estimated and adjusted at Closing on the basis of the most recent utility bill, tax rate, assessment or other reasonable method available, and then adjusted retroactively as and when the same is ascertained. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Time of Closing shall be promptly corrected and paid. The provisions of this Paragraph 13(b) shall survive the Closing.

         (c)      APPLICATION OF RENT PAYMENTS

                  If any rent due Seller under the Existing Leases is not collected by Seller prior to the Time of Closing, the apportionment of rents under the Existing Leases shall be upon the basis of such rents actually received by Seller. Subsequent to the Closing, if any rents are actually received by Buyer for periods prior to the Closing, such amounts shall be first applied to the rents due to Buyer for periods occurring after the Closing and Buyer's reasonable expenses incurred in collecting any such amounts which may be delinquent, with the balance, if any, paid to Seller to the extent of any rents due to Seller for the period prior to the Closing. Buyer shall make a good faith effort to attempt to collect any rents due and owing at the Time of Closing for the benefit of Seller; provided, however, that Buyer shall not be required to expend any funds or institute any litigation in such collection efforts, and further provided that Buyer shall deduct from any rents so collected, all funds expended by Buyer (including without limitation, reasonable attorney's fees and court costs) in an attempt to collect same. In addition, Seller shall have the right, in its name or in Buyer's name, to take all steps reasonably necessary to collect any unpaid rent due to Seller, other than legal proceedings to evict any tenant or terminate any lease, which proceedings Seller shall not be entitled to commence or maintain without Buyer's written consent. Buyer agrees to cooperate with Seller in any such proceedings and to join in any such proceedings which are required to be brought in the name of the then current owner of the Premises, provided that Buyer shall incur no costs in connection therewith. The provisions of this Paragraph 13(c) shall survive the Closing.

         (d)      ADDITIONAL RENT

                  If any tenants under the Existing Leases are required to pay percentage rent, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rent"), and any Additional Rent is collected by one party which is attributable to the other party's period of ownership, such party shall promptly pay to the other party the other party's proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof. The provisions of this Paragraph 13(d) shall survive the Closing.

         (e)      USE OF PROCEEDS TO CLEAR TITLE

                  Any unpaid taxes or other liens and encumbrances which Seller is obligated to pay and discharge, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing and such instruments necessary to discharge such liens and encumbrances of record shall be recorded contemporaneously with the recording of the Deed or within a reasonable time after the Closing in accordance with customary Massachusetts conveyancing practice.

         (f)      EXPENSES OF SALE

                  Buyer and Seller shall each pay the fees of its counsel and other consultants retained in connection with the purchase and sale of the Premises. Seller shall pay all transfer taxes and such other closing costs as are customarily paid by a seller in Massachusetts. Buyer shall pay all recording fees, title insurance premiums and other closing costs as are customarily paid by a buyer in Massachusetts.

14.      DEFAULT

         (a)      DEFECTIVE TITLE OR CONDITION OF PREMISES

                  If Seller shall be unable to convey title or to deliver possession of the Premises as herein stipulated, or if at the Time of Closing the Premises do not conform with the provisions hereof, then Seller shall use reasonable efforts (as defined in and limited by Paragraph 5, above) to remove any Title Defects, or to deliver possession as herein provided, or to make the Premises conform to the provisions hereof, in which case the Time of Closing shall be extended for a period equal to the lesser of (i) thirty (30) days from the original Time of Closing, or (ii) five (5) business days after Seller gives Buyer notice that Seller is able to convey title and to deliver possession of the Premises as herein stipulated and that the Premises conform with the provisions hereof.

                  If, at the end of such extension period, Seller is unable to make the Premises conform to the provisions hereof or remove any Title Defect, then Buyer may either (i) accept such title as Seller can deliver to the Premises in their then condition and to pay therefor the Purchase Price without deduction, in which case Seller shall convey such title, except that if the Premises shall have been damaged by fire or casualty insured against then Seller shall, unless Seller has previously restored the Premises to their former condition, either: (a) pay over or assign to Buyer, at the Time of Closing, all amounts recovered and recoverable on account of such insurance plus Seller's deductible under such insurance, or (b) if a holder of a mortgage on the Premises retains the insurance proceeds or a part thereof, give to Buyer a credit against the Purchase Price equal to the amount so retained plus Seller's deductible under such insurance, in either case, less any amounts reasonably expended by Seller for partial restoration; or (ii) terminate this Agreement by written notice to Seller, in which case the Deposit, together with all interest accrued thereon, shall be returned to Buyer and this Agreement shall be null and void and without recourse to any party hereto.

         (b)      SELLER'S DEFAULT

                  The parties acknowledge that if Seller fails to fulfill its obligations hereunder, Buyer may, at Buyer's sole option, either (i) elect to terminate this Agreement, and thereupon the Deposit, with all interest thereon, shall be promptly returned to Buyer and this shall be Buyer's sole and exclusive remedy for Seller's breach hereunder either at law or in equity, or (ii) seek to enforce the remedy of specific performance to compel performance by Seller of its obligations hereunder.

         (c)      BUYER'S DEFAULT

                  The parties acknowledge that if Buyer fails to fulfill its obligations hereunder it would be impossible to compute exactly Seller's damages. Buyer and Seller have taken these facts into account in setting the amount of the Deposit and agree that the Deposit is the best estimate of such damages and such sum represents damages and not any penalty against Buyer. If Buyer fails to fulfill its obligations under this Agreement, Seller may elect to terminate this Agreement, and, thereupon, the Deposit, with all interest accrued thereon, shall be immediately paid to Seller as liquidated damages, and this shall be Seller's sole and exclusive remedy for Buyer's breach hereunder either at law or in equity.

15.      BROKERAGE FEES

         Seller and Buyer mutually represent and warrant that Broker is the only broker with whom they have dealt in connection with this purchase and sale and that neither Seller nor Buyer is aware of any other broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. The commission of Broker shall be paid by Seller pursuant to a separate agreement between Seller and Broker. Seller and Buyer shall indemnify and defend each other against liability, loss, cost, damage and expense, including attorneys' fees, arising out of the breach of any representations or warranties in this Paragraph. This Paragraph 15 shall survive the Closing, or, if the Closing does not occur, the termination of this Agreement.

16.      GENERAL

         (a)      JOINT AND SEVERAL LIABILITY

                  If more than one party executes this Agreement, the terms Buyer and Seller shall mean all of them, and each of them shall be jointly and severally liable hereunder.

         (b)      CAPTIONS AND FOOTNOTES

                  Captions and footnotes are used for convenience of reference only and are not to be construed as part of the terms of this Agreement.

         (c)      SEVERABILITY

                  The invalidity of any provision of this Agreement shall in no way affect the validity of any other provision.

         (d)      SUCCESSORS AND ASSIGNS; RECORDING

                  This Agreement is binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives, and assigns. Notwithstanding the foregoing, if Buyer assigns this Agreement, or if Buyer records a copy of this Agreement, Seller, at Seller's option, may declare

                  Seller's obligations hereunder to be null and void and may deem Buyer to be in default of its obligations hereunder.

         (e)      NOTICES

                  All notices given hereunder shall be in writing and shall be deemed received at the earlier of (i) when delivered in hand, or (ii) seventy two (72) hours after the same have been deposited in the United States mails, postage prepaid, certified or registered mail, return receipt requested, or
                  (iii) twenty four (24) hours after being sent by a nationally recognized overnight mail service which provides written receipt of delivery, or (iv) when sent by facsimile transmission provided that a copy thereof is simultaneously sent by one of the methods specified in clauses (i), (ii) or
                  (iii), above, addressed in each case to Buyer, Seller, and Escrow Agent at their addresses appearing on the first page hereof, or to such other address or addresses as the parties may from time to time specify by notice so given, with copies sent in a similar fashion as follows:

                  In the case of notice to Buyer, to:

                                            Linda M. Vaccaro, Esq.
                                            General Counsel
                                            The Hamilton Company, Inc.
                                            39 Brighton Ave.
                                            Allston, MA  02134
                                            Telecopier: (617) 783-0568

                  In the case of notice to Seller, to:

                                            Daniel J. Ossoff, Esq.
                                            Rackemann, Sawyer & Brewster
                                            One Financial Center
                                            Boston, MA 02111
                                            Telecopier: 617-542-7437

         (f)      GOVERNING LAW

                  This Agreement shall be interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         (g)      CHANGES IN WRITING

                  This Agreement may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

         (h)      PRESS RELEASES/NON-DISCLOSURE.

                  Prior to the Closing, Buyer shall not issue any public statement, announcement or press release regarding this Agreement or the transactions contemplated hereby or otherwise disclose the existence or contents of this Agreement, unless Seller has consented thereto and to the form and substance of any such public statement, announcement or press release.

         (i) NO PERSONAL LIABILITY. In no event shall any officer, director, shareholder, member, manager, employee or agent of Seller or Buyer have any personal liability hereunder.

         (j) COUNTERPARTS. This Agreement may be executed in multiple counterparts or with multiple signature pages which, when assembled as a single document or, if not so assembled, when taken together shall be deemed to be fully effective and operative as an original document.

         (k) FACSIMILE. This Agreement may be executed and delivered by facsimile transmission, and an executed copy of this Agreement delivered by facsimile transmission shall be deemed to be an original counterpart for all purposes.

         (l) MERGER. The acceptance of the Deed by Buyer shall be deemed to be a full performance and discharge of every agreement and obligation of Seller herein contained or expressed, excepting only those provisions of this Agreement which expressly survive the delivery of the Deed and/or the Closing.

17.      NO FINANCING CONTINGENCY.

         Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that this Agreement is not conditioned or contingent upon Buyer's ability to obtain financing for the acquisition of the Premises, and Buyer's failure to obtain financing as necessary for the acquisition of the Premises shall be deemed a default by Buyer.

         EXECUTED under seal as of the date first written above.

                                                   SELLER:

                                                   OAKS APARTMENTS LLC

                                                   By: CORCORAN BROCKTON LLC,
                                                       its Manager


                                                   By:
                                                       -------------------------
                                                       Richard J. High
                                                       President

                                                   BUYER:

                                                   NEW ENGLAND REALTY ASSOCIATES


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:


         Receipt of the Deposit pursuant to the terms of this Agreement is hereby acknowledged.

                                                   ESCROW AGENT:

                                                   RACKEMANN, SAWYER & BREWSTER



                                                   By:
                                                      -------------------------
                                                      Daniel J. Ossoff, Director

                                LIST OF EXHIBITS
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer


  A      Description of the Land
  B      List of Personal Property Included in Sale
  C      List of Existing Leases
  D      List of Existing Contracts
  E      Form of Assignment and Assumption of Leases
  F Form of Bill of Sale and Assignment and Assumption of Licenses, Permits, Approvals, Warranties, Guaranties, Contracts and Plans and Specifications
  G      Form of Parties in Possession and Mechanics Lien Affidavit
  H      Form of Affidavit of Non-Foreign Status
  I      Form of Ground Lessor's Assignment
  J      Form of Ground Lessee's Assignment

                                  Exhibit A to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer



                             DESCRIPTION OF THE LAND

                          [Attach description of land]

                                  Exhibit B to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer



                   LIST OF PERSONAL PROPERTY INCLUDED IN SALE

           [Attach list of personal property to be conveyed to Buyer]

                                  Exhibit C to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer



                             LIST OF EXISTING LEASES



 1. Ground Lease dated as of October 14, 1997 between Oaks Apartments LLC and 20 Oak Street Extension LLC.

 2. The following leases (to which Seller is not a party) pertaining to the existing day care facility on the parcel covered by the above-referenced Ground Lease:

         (a) Lease dated December 20, 1994 between USL Capital Corporation and J.C.H. Childcare Corporation d/b/a Field House Day School; and

         (b) Sub-Lease Agreement dated _________, 1997 between J.C.H. Childcare Corporation and JNJ Childcare Corp.

 3.      The leases identified on the attached rent roll.




                               [Attach rent roll]

                                  Exhibit D to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer

                               -------------------

                           LIST OF EXISTING CONTRACTS


  CONTRACTOR                      SERVICE             TERM

1.  BFI                           Trash removal       3 years from 1/1/99

2.  MediaOne                      Cable television    5 years from 2/2/99
                                                      (revenue sharing agreement)

3.  Mac-Gray Co., Inc.            Laundry             10 years from 11/1/93

4.  Beckwith Elevator             Elevator service    Successive 1 year terms;
                                                      notice to terminate required
                                                      90 days prior to 12/31

5.  Com/Energy Marketing, Inc.    Bulk gas delivery   Through 6/30/2000
    (Bay State Gas)                                   (consent required for
                                                      assignment)

                                  Exhibit E to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer



                   FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES



                       ASSIGNMENT AND ASSUMPTION OF LEASES


         Reference is hereby made to a certain parcel of land located at 20, 30 and 50 Oak Street Extension and 40 and 60 Reservoir Street in Brockton and Stoughton, Massachusetts more particularly described in Exhibit A attached hereto (the "Land"), together with the buildings and improvements thereon (collectively, the "Premises"), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by OAKS APARTMENTS LLC, a Massachusetts limited liability company, with an address c/o John M. Corcoran & Co., 100 Grandview Road, Suite 207, Braintree, Massachusetts 02184 (the "Seller") to NEW ENGLAND REALTY ASSOCIATES, a Massachusetts limited partnership with an address of ___________________ (the "Buyer").

         In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller's right, title, and interest in and to the leases described on Exhibit B attached hereto relating to the leasing of space at the Premises and all of the rights, benefits and privileges of the lessor thereunder, including all security deposits and all prepaid rents and all interest accrued thereon (the "Leases").

         This Assignment is without warranty and without recourse, in any event, to the Seller. Pursuant to this Assignment, the Buyer shall succeed to all rights of the Seller and, by execution of this document, Buyer agrees to assume all obligations of the Seller relating to or arising out of the Leases arising from and after the date hereof, and agrees to indemnify and hold Seller harmless from and against any loss, cost, damage, liability or expense (including reasonable attorneys' fees) arising out of or relating to Buyer's failure to perform any of the aforementioned obligations arising from and after the date hereof.

         Seller agrees to indemnify and hold Buyer harmless from and against any loss, cost, damage, liability or expense (including reasonable attorneys' fees) arising out of or relating to Seller's failure to perform any obligations under the Leases arising prior to the date hereof.

         EXECUTED under seal as of this ____ day of _______________, ________.


SELLER:                                     OAKS APARTMENTS LLC

                                            By: CORCORAN BROCKTON LLC,
                                                its Manager



                                            By:

                                                  Name:
                                                  Title:


BUYER:                                      NEW ENGLAND REALTY ASSOCIATES



                                            By:

                                                  Name:
                                                  Title:

                                    EXHIBIT A
                                       to
                       ASSIGNMENT AND ASSUMPTION OF LEASES
                                      from
                               OAKS APARTMENTS LLC
                                       to
                          NEW ENGLAND REALTY ASSOCIATES

                          [Attach description of land]

                                    EXHIBIT B
                                       to
                       ASSIGNMENT AND ASSUMPTION OF LEASES
                                      from
                               OAKS APARTMENTS LLC
                                       to
                          NEW ENGLAND REALTY ASSOCIATES


                               [Attach rent roll]

                                  Exhibit F to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer

               FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION
       OF LICENSES, PERMITS, APPROVALS, WARRANTIES, GUARANTIES, CONTRACTS
                          AND PLANS AND SPECIFICATIONS



                                  BILL OF SALE
               AND ASSIGNMENT AND ASSUMPTION OF LICENSES, PERMITS,
                  APPROVALS, WARRANTIES, GUARANTIES, CONTRACTS
                          AND PLANS AND SPECIFICATIONS


         Reference is hereby made to a certain parcel of land located at 20, 30 and 50 Oak Street Extension and 40 and 60 Reservoir Street in Brockton and Stoughton, Massachusetts more particularly described in Exhibit A attached hereto (the "Land"), together with the buildings and improvements thereon (collectively, the "Premises"), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by OAKS APARTMENTS LLC, a Massachusetts limited liability company, with an address c/o John M. Corcoran & Co., 100 Grandview Road, Suite 207, Braintree, Massachusetts 02184 (the "Seller") to NEW ENGLAND REALTY ASSOCIATES, a Massachusetts limited partnership with an address of ___________________ (the "Buyer").

         In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller's right, title, and interest in and to the following:

                  1. All fixtures, equipment and other personal property (collectively, the "Personal Property") on the Premises owned by the Seller and used in connection with the Premises, as set forth on Exhibit B attached hereto;

                  2. All permits, licenses, approvals, warranties and guaranties (collectively, the "Permits and Warranties") relating to the Premises which have been obtained to date by the Seller, to the extent only that any such assignment is allowed pursuant to the terms and conditions of the Permits and Warranties or pursuant to applicable law;

                  3. The contracts and agreements (collectively, the "Contracts") identified on Exhibit C attached hereto to the extent only that such assignment is allowed pursuant to the terms and conditions of the Contracts; and

                  4. All plans, drawings and specifications (the "Plans") relating to the Premises, to the extent only that such assignment is allowed pursuant to the agreement under which such materials were prepared.

         This Bill of Sale and Assignment is without warranty and without recourse, in any event, to the Seller. The Personal Property is transferred hereby in "as is" condition. Pursuant to this Bill of Sale and Assignment, the Buyer shall succeed to all rights of the Seller and, by execution of this document, Buyer agrees to assume all obligations of the Seller relating to or arising out of the Personal Property, the Permits and Warranties, the Contracts and the Plans.

         EXECUTED under seal as of this ____ day of _______________, _____.


SELLER:                                     OAKS APARTMENTS LLC

                                            By: CORCORAN BROCKTON LLC,
                                                its Manager


                                            By:

                                                 Name:
                                                 Title:


BUYER:                                      NEW ENGLAND REALTY ASSOCIATES



                                            By:

                                                 Name:
                                                 Title:

                                    EXHIBIT A
                                       to
                                  BILL OF SALE
               AND ASSIGNMENT AND ASSUMPTION OF LICENSES, PERMITS,
                  APPROVALS, WARRANTIES, GUARANTIES, CONTRACTS
                          AND PLANS AND SPECIFICATIONS
                                      from
                               OAKS APARTMENTS LLC
                                       to
                          NEW ENGLAND REALTY ASSOCIATES

                          [Attach description of land]

                                    EXHIBIT B
                                       to
                                  BILL OF SALE
               AND ASSIGNMENT AND ASSUMPTION OF LICENSES, PERMITS,
                  APPROVALS, WARRANTIES, GUARANTIES, CONTRACTS
                          AND PLANS AND SPECIFICATIONS
                                      from
                               OAKS APARTMENTS LLC
                                       to
                          NEW ENGLAND REALTY ASSOCIATES

              [Attach list of personal property to be transferred]

                                    EXHIBIT C
                                       to
                                  BILL OF SALE
               AND ASSIGNMENT AND ASSUMPTION OF LICENSES, PERMITS,
                  APPROVALS, WARRANTIES, GUARANTIES, CONTRACTS
                          AND PLANS AND SPECIFICATIONS
                                      from
                               OAKS APARTMENTS LLC
                                       to
                          NEW ENGLAND REALTY ASSOCIATES

                    [Attach list of contracts to be assigned]

                                  Exhibit G to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer



           FORM OF PARTIES IN POSSESSION AND MECHANICS LIEN AFFIDAVIT


                            TITLE INSURANCE AFFIDAVIT


TO:      ____________ Title Insurance Company (the "Title Insurance Company")


                  RE: 20, 30 and 50 Oak Street Extension and 40 and 60 Reservoir Street in Brockton and Stoughton, Massachusetts (the "Premises")


         The undersigned owner of the Premises does under oath depose and say, and certify to the Title Insurance Company, that:

                  1.  There are no tenants or other occupants presently in
                       possession of the Premises, or who have the right to be in possession of the Premises, except for parties occupying portions of the Premises pursuant to leases referred to in Exhibit A attached hereto. In the event that any other person presently occupies or is in possession of the Premises, or has the right to be in possession of the Premises, the undersigned agrees to indemnify and hold harmless the Title Insurance Company from any and all claims, demands, expenses, costs, liabilities and obligations arising out of or incurred in connection with such occupancy or possession.

                  2. There is no person to whom a debt is due for labor or materials furnished in the erection, alteration, repair or removal of a building or structure upon the Premises by virtue of an agreement with, or by the consent of, the undersigned, or of a person having authority from or rightfully acting for the undersigned in promising or furnishing such labor or materials, for work actually performed during the past ninety-three (93) days. In the event that a debt is due for such labor or materials as hereinabove described, the undersigned agrees to indemnify and hold harmless the Title Insurance Company from any and all claims, demands, expenses, costs, liabilities and obligations arising out of or incurred in connection with said debts.

     Executed as an instrument under seal as of this ____ day of ______________, _____.

                                             OAKS APARTMENTS LLC

                                             By: CORCORAN BROCKTON LLC,
                                                 its Manager


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



     Subscribed and sworn to before me on this ___ day of ______________, ____


                                                 -------------------------------
                                                 Notary Public
                                                 My commission expires:

                                    EXHIBIT A
                                       to
                            TITLE INSURANCE AFFIDAVIT

            [Attach rent roll; include Ground Lease and any subleases
                   of the parcel covered by the Ground Lease]

                                  Exhibit H to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer



                     FORM OF AFFIDAVIT OF NON-FOREIGN STATUS

                            Non-Foreign Certification

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by OAKS APARTMENTS LLC, the undersigned hereby certifies the following:

         1. OAKS APARTMENTS LLC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. OAKS APARTMENTS LLC's U.S. employer identification number is 04-3382652; and

         3. OAKS APARTMENTS LLC's office address is c/o John M. Corcoran & Co., 100 Grandview Road, Suite 207, Braintree, Massachusetts 02184.

         The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under the penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete.

                                                     OAKS APARTMENTS LLC

                                                     By: CORCORAN BROCKTON LLC,
                                                         its Manager


                                                     By:

                                                         Name:
                                                         Title:
Date: as of ______________, ______

                                  Exhibit I to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer



                       FORM OF GROUND LESSOR'S ASSIGNMENT



                           GROUND LESSOR'S ASSIGNMENT


         Reference is hereby made to a certain parcel of land located at 20, 30 and 50 Oak Street Extension and 40 and 60 Reservoir Street in Brockton and Stoughton, Massachusetts more particularly described in Exhibit A attached hereto (the "Land"), together with the buildings and improvements thereon (collectively, the "Premises"), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by OAKS APARTMENTS LLC, a Massachusetts limited liability company, with an address c/o John M. Corcoran & Co., 100 Grandview Road, Suite 207, Braintree, Massachusetts 02184 ("Seller") to NEW ENGLAND REALTY ASSOCIATES, a Massachusetts limited partnership, with an address of ___________________________________ ("Buyer").

         Reference is further made to a Ground Lease dated as of October 14, 1997 covering a portion of the Premises by and between Seller and 20 OAK STREET EXTENSION LLC, being an affiliate of Seller (the "Ground Lease").

         In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby assigns, conveys, transfers and sets over to Buyer, all of Seller's right, title, and interest in and to the Ground Lease and all of the rights, benefits and privileges of the lessor thereunder.

         This Assignment is without warranty and without recourse, in any event, to Seller. Pursuant to this Assignment, Buyer shall succeed to all rights of Seller and, by execution of this document, Buyer agrees to assume all obligations of Seller relating to or arising out of the Ground Lease from and after the date hereof, and agrees to indemnify and hold Seller harmless from and against any loss, cost, damage, liability or expense (including reasonable attorneys' fees) arising out of or relating to Buyer's failure to perform any of the aforementioned obligations arising from and after the date hereof.

         Seller agrees to indemnify and hold Buyer harmless from and against any loss, cost, damage, liability or expense (including reasonable attorneys' fees) arising out of or relating to Seller's failure to perform any obligations under the Ground Lease arising prior to the date hereof.

         EXECUTED under seal as of this ____ day of _______________, _____.

SELLER:                                     OAKS APARTMENTS LLC

                                            By: CORCORAN BROCKTON LLC,
                                                its Manager



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

BUYER:                                      NEW ENGLAND REALTY ASSOCIATES



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                  Exhibit J to
                       Purchase and Sale Agreement Between
                          Oaks Apartments LLC, Seller,
                    and New England Realty Associates, Buyer



                       FORM OF GROUND LESSEE'S ASSIGNMENT



                           GROUND LESSEE'S ASSIGNMENT


         Reference is hereby made to a certain parcel of land located at 20, 30 and 50 Oak Street Extension and 40 and 60 Reservoir Street in Brockton and Stoughton, Massachusetts more particularly described in Exhibit A attached hereto (the "Land"), together with the buildings and improvements thereon (collectively, the "Premises"), which is being conveyed pursuant to a Quitclaim Deed of even date herewith by OAKS APARTMENTS LLC, a Massachusetts limited liability company, with an address c/o John M. Corcoran & Co., 100 Grandview Road, Suite 207, Braintree, Massachusetts 02184 ("Seller") to NEW ENGLAND REALTY ASSOCIATES, a Massachusetts limited partnership, with an address of ___________________________________ ("Buyer").

         Reference is further made to a Ground Lease dated as of October 14, 1997 covering a portion of the Premises by and between Seller and the undersigned, 20 OAK STREET EXTENSION LLC ("Assignor"), being an affiliate of Seller (the "Ground Lease").

         In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, conveys, transfers and sets over to _______________________, a __________________, with an address of
__________________ ("Assignee"), being an affiliate of Buyer, all of Assignor's right, title, and interest in and to the Ground Lease and all of the rights, benefits and privileges of the lessee thereunder, including, without limitation, all of the rights of Assignor under any subleases of all or any portion of the demised premises under the Ground Lease.

         This Assignment is without warranty and without recourse, in any event, to Assignor. Pursuant to this Assignment, Assignee shall succeed to all rights of Assignor and, by execution of this document, Assignee agrees to assume all obligations of Assignor relating to or arising out of the Ground Lease from and after the date hereof, and agrees to indemnify and hold Assignor harmless from and against any loss, cost, damage, liability or expense (including reasonable attorneys' fees) arising out of or relating to Assignee's failure to perform any of the aforementioned obligations arising from and after the date hereof.

         Assignor agrees to indemnify and hold Assignee harmless from and against any loss, cost, damage, liability or expense (including reasonable attorneys' fees) arising out of or relating to Assignor's failure to perform any obligations under the Ground Lease arising prior to the date hereof.

         EXECUTED under seal as of this ____ day of _______________, _____.


ASSIGNOR:                              20 OAK STREET EXTENSION LLC



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


ASSIGNEE:                                 --------------------------------------



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: